SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): December 16, 1999


                         Huttig Building Products, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                    1-15313               43-0334550
----------------------------        --------------       -------------------
(State or other jurisdiction         (Commission            (IRS Employer
     of incorporation)               File Number)        Identification No.)


  Lakeview Center, Suite 400
  14500 South Outer Forty Road, Chesterfield, MO           63017
  -----------------------------------------------       ----------
     (Address of principal executive offices)           (Zip code)


Registrant's telephone number, including area code:(314) 216-2600



                                Page 1 of 5 pages

                             Exhibit Index on page 4

Item 2.     Acquisition or Disposition of Assets.

            On December 16, 1999, Huttig Building Products, Inc. ("Huttig")was separated from Crane Co. in a tax-free spin-off, and immediately thereafter Huttig completed the acquisition of Rugby USA, Inc. ("RUSA"), the U.S. building products business of The Rugby Group PLC ("Rugby"), in exchange for 6,546,424 shares of Huttig Common Stock, par value $.01 per share, or approximately 32% of the outstanding Huttig Common Stock. The spin-off and acquisition are described in Amendment No. 4 to Huttig's Registration Statement on Form 10/A that became effective December 7, 1999 (the "Form 10/A"). A press release with respect to the acquisition of RUSA by Huttig is attached to this Form 8-K as Exhibit 99.1 and incorporated herein by reference.

            Simultaneous with the acquisition, Huttig borrowed $105 million under its $125 million bank credit facility with Bank One, NA, as agent for a group of lenders (the "Credit Facility"), and applied $68 million of the proceeds to repay indebtedness to a wholly owned subsidiary of Crane and $32 million of the proceeds to repay indebtedness of RUSA to Rugby. The interest rate under the Credit Facility will fluctuate from time to time based upon various benchmark rates and interest rate options, and initially is 8.5%. A summary description of the Credit Facility is included in the Form 10/A. The Credit Facility is attached to this Form 8-K as Exhibit 4.1 and is incorporated in this Item 2 by reference. Huttig has received commitments for the purchase of an aggregate of $50 million principal amount of unsecured 8.62% 10-year notes (the "Notes"), subject to execution of definitive documentation and completion of due diligence. The Notes are expected to be issued in early January 2000, and the proceeds of the issuance are expected to be used to reduce outstanding indebtedness under the Credit Facility.

            Following completion of the acquisition, Huttig now has five Regional Vice Presidents, including two former Vice Presidents of Rugby Building Products, Inc.("RBP"), RUSA's wholly owned subsidiary. The five Regional Vice Presidents are:

            George M. Dickens, Jr. Mr. Dickens was a Vice President of RBP's Millwork Division since July, 1997. Prior to that, Mr. Dickens had been the President of RBP's Midwest Division since February of 1996, and a RBP Branch General Manager since July 1990.

            Daniel Geller. Mr. Geller was Regional District Manager at G. E. Supply (wholesale distributor of electrical supplies), a division of General Electric Co since 1997.



                                Page 2 of 5 pages

      Prior to that, Mr. Geller had been a General Manager since 1995, and a Branch Manager since 1991, at G. E. Supply.

            Carl A. Liliequist. Mr. Liliequist has been a Huttig Regional Vice President since July 1988.

            Paul Lyle. Mr. Lyle was Vice President of RBP's Building Materials Division since July 1997. Prior to that, Mr. Lyle had been a Branch General Manager at MacMillan Bloedel Limited(lumber and building products distributor) since 1988.

            Stokes R. Ritchie. Mr. Ritchie has been a Huttig Regional Vice President since August 1998. Prior to joining Huttig, Mr. Ritchie was Vice President of Sales and Marketing of the Westex Division of LYDALL, Inc. (OEM Automotive Products Manufacturer) from 1996 to 1998. From 1994 to 1996, Mr. Ritchie was Vice President, Sales and Marketing for American Woodmark Corporation.

            Stephen C. Brown, who had served since 1997 as President and Chief Executive Officer of RBP, will provide consulting services to Huttig for several months, but will not become Huttig's Chief Operating Officer as previously described in the Form 10/A. Barry J. Kulpa and Gregory D. Lambert will serve as President and Chief Executive Officer and Vice President - Administration and Chief Financial Officer, respectively, as stated in the Form 10/A.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

            (a) Financial Statements of Businesses Acquired. The following financial statements of Rugby USA, together with the report thereon of PriceWaterhouseCoopers LLP, are incorporated herein by reference from the Form 10/A (File No. 1-15313):

      Consolidated  Balance  Sheets at December 31, 1998 and 1997 and  unaudited
        Consolidated Balance Sheet at September 30, 1999.

      Consolidated  Statements of Operations  and Retained  Earnings/Accumulated
        Deficit for the Years Ended December 31, 1998, 1997 and 1996 and unaudited Consolidated Statements of Operations and Retained Earnings/Accumulated Deficit for the Nine Months Ended September 30, 1999 and 1998





                                Page 3 of 5 pages

      Consolidated  Statements  of Cash Flows for the Years Ended  December  31,
        1998 and 1997 and unaudited Consolidated Statements of Cash Flow for the Nine Months Ended September 30, 1999 and 1998

      Notes to Consolidated Financial Statements

            (b) Pro Forma Financial Information. The Huttig Unaudited Pro Forma Condensed Combined Statements of Income for the year ended December 31, 1998, and the nine months ended September 30, 1999, and the Huttig Unaudited Pro Forma Condensed Combined Balance Sheet dated September 30, 1999 are incorporated by reference from the Form 10/A.

            (c)   Exhibits. The following exhibits are filed herewith:

                  4.1 Credit Agreement dated as of December 16, 1999, between Huttig Building Products, Inc. and Bank One NA, as agent for the lenders named therein (the "Lenders"), and the Lenders.

                  4.2 Form of Huttig Building Products, Inc. Promissory Note in favor of certain of the Lenders.

                  99.1 Press release dated December 16, 1999.







                                Page 4 of 5 pages
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                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Huttig Building Products, Inc.
                                             (Registrant)



Date:  December 22, 1999            By: /s/ Barry J. Kulpa
                --                      -----------------------
                                        Barry J. Kulpa
                                        President and
                                        Chief Executive Officer



















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